                                                                    EXHIBIT 99.1


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549






                                   FORM 11-K
                                 ANNUAL REPORT






                       PURSUANT TO SECTION 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934






                   FOR THE PLAN YEAR ENDED DECEMBER 31, 1994






                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN






                         COMPUTER SCIENCES CORPORATION
                            2100 EAST GRAND AVENUE
                         EL SEGUNDO, CALIFORNIA 90245

Item 1.    CHANGES IN THE PLAN
           -------------------


None


Item 2.    CHANGES IN INVESTMENT POLICY
           ----------------------------


None


Item 3.    CONTRIBUTIONS UNDER THE PLAN
           ----------------------------

Not applicable, since Computer Sciences Corporation (the "Company") contributions are nondiscretionary and are measured to the participants' contributions.


Item 4.    PARTICIPATING EMPLOYEES
           -----------------------

As of December 31, 1994, approximately 16,978 employees were eligible to participate in the Plan and approximately 12,172 employees participated.


Item 5.    ADMINISTRATION OF THE PLAN
           --------------------------

(a) The Plan is administered by a committee, consisting of officers or other employees of the Company appointed by the Board of Directors. The members of the committee serve at the pleasure of the Company's Board without compensation. Expenses incurred by the members of the committee in exercising their duties are currently paid by the Company, but if not paid by the Company in the future, may be charged to the Trust and allocated to participants' accounts as determined by the committee. At the present time, there are four members of the committee. The following is a list of their names, addresses and positions held with the Company.

Name                         Position or Office Held with Company
- ----                         ------------------------------------
Denis M. Crane               Vice President and Controller


Hayward D. Fisk              Vice President, General Counsel and Secretary


Leon J. Level                Vice President and Chief Financial Officer and
                             Director of the Company


L. Scott Sharpe              Vice President, Human Resources

The address of each committee member listed above is 2100 East Grand Avenue, El Segundo, California 90245.


(b) None of the members of the committee received any compensation from the Plan for services during the Plan year which ended December 31, 1994.

Item 6.    CUSTODIAN OF INVESTMENTS
           ------------------------

(a) The Bank of New York, One Wall Street, New York, New York 10286, was appointed the Trustee and Custodian of the Plan's assets, pursuant to a Trust agreement entered into with the Company.

(b) Presently, the Company elects to pay expenses related to the operation of the Trust, such as Trustee's fees, internal administrative costs, recordkeeping fees for monitoring individual accounts, costs of voting solicitation and furnishing of stockholder communications, and costs of communications, materials and forms.

Certain administrative and operating expenses incurred for services rendered to the Plan during 1994 and 1993 were paid by the Company.

Expenses related to investment management fees, brokerage fees, transfer taxes and other expenses incidental to the purchase and sale of Trust assets were paid by the Trustee from the assets of the Plan during 1994 and 1993.

(c) The Bank of New York has the following insurance coverage:

(1) A Financial Institutions Bond including Electronic Computer Crime Coverage with per loss limits of $100,000,000 covers dishonesty of employees and forgery of securities, checks, drafts or other written instruments.

(2) An All-risk on Premises and Transit Policy with per loss limits of $500,000,000 provides coverage for loss or destruction of cash and securities on or off premises (including securities of others held in custody).

(3) Mail Insurance with per envelope limit of $10,000,000 for negotiable securities and $100,000,000 for non-negotiable securities provides coverage for all risk of physical loss of property sent by registered mail or overnight courier.

Item 7.    REPORTS TO PARTICIPATING EMPLOYEES
           ----------------------------------

During each quarter of the Plan year, each participant received an individual participant statement disclosing the status of his or her account during the preceding quarter (including the opening and closing balance, a breakdown of participant contributions, matching Company contributions, investment earnings and change in value of Company stock).

A copy of the prospectus dated as of February 28, 1989 relating to the Plan was distributed to each then-current participant. The prospectus describes the Plan, its operation and related matters, as included in the Company's Registration Statement on Form S-8, as amended from time to time, under the Securities Act of 1933.

The summary annual report of the Plan was distributed and will continue to be distributed to each participant within nine months or up to eleven months with extension, following the close of the Plan year.

Item 8.   INVESTMENT OF FUNDS
          -------------------

Since 1987, the Plan's assets have been invested in a fixed income fund, a balanced fund, an active equity fund and in the common stock of the Company. In October 1991, a stock index fund was added to the Plan. In January 1992, an employee loan fund was added to the Plan.

Any fees incidental to the management of the investments of a particular investment fund are netted against the return of that fund to the assets of the Plan.

Item 9.   FINANCIAL STATEMENTS AND EXHIBITS
          ---------------------------------

Description                                                                 Page
- -----------                                                                 ----
(a) Financial Statements:

   Independent Auditors' Report  .........................................  F-1

   Statements of Net Assets Available for Benefits
   As of December 31, 1994 and 1993  .....................................  F-2

   Statements of Changes in Net Assets Available for Benefits
   For the Years Ended December 31, 1994 and 1993  .......................  F-3

   Notes to Financial Statements  ........................................  F-4

(b) Exhibit:

   Independent Auditors' Consent  ........................................  E-1

                    [LETTERHEAD OF DELOITTE & TOUCHE LLP]

                         INDEPENDENT AUDITORS' REPORT

Employee Retirement Plan Committee
Computer Sciences Corporation
El Segundo, California:

We have audited the accompanying statements of net assets available for plan benefits of the Computer Sciences Corporation Matched Asset Plan (the "Plan") as of December 31, 1994 and 1993, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 1994 and 1993, and the changes in its net assets available for plan benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in Item 9 on page 3 are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. Such schedules have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



/s/ DELOITTE & TOUCHE LLP

Los Angeles, California

June 2, 1995

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                           STATEMENTS OF NET ASSETS
                            AVAILABLE FOR BENEFITS

                                                                DECEMBER 31
                                                      ----------------------------------
                                                            1994                 1993
                                                      ----------------     ----------------
ASSETS
INVESTMENTS:
  At fair value
    Long-term Investments (Note 8)                    $   370,387,281      $   266,423,089
    Short-term Investments (Note 8)                        53,628,688            3,433,301
                                                      ----------------     ----------------
  Total investments                                       424,015,969          269,856,390
                                                      ----------------     ----------------

Receivables:
    Employee Contribution Receivable                        2,129,209            1,434,221
    Employer Contribution Receivable                          395,663              273,903
    Unsettled Trade Receivables                               110,378
    Merger Receivable (Note 7)                              6,840,600
    Other Assets                                               83,981              945,967
                                                      ----------------     ----------------
  Total Receivables                                         9,559,831            2,654,091
                                                      ----------------     ----------------
  TOTAL ASSETS                                            433,575,800          272,510,481
                                                      ----------------     ----------------

LIABILITIES
 Amounts Payable (Notes 6)                                    720,416            1,786,931
 Unsettled Trade Payables                                   1,122,161
 Forfeitures Payable                                          113,083                5,087
                                                      ----------------     ----------------
  TOTAL LIABILITIES                                         1,955,660            1,792,018
                                                      ----------------     ----------------
NET ASSETS AVAILABLE FOR BENEFITS                     $   431,620,140      $   270,718,463
                                                      ================     ================





                      See notes to financial statements.

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                      STATEMENTS OF CHANGES IN NET ASSETS
                            AVAILABLE FOR BENEFITS



                                                                       Year Ended December 31
                                                               --------------------------------------
                                                                      1994                 1993
                                                               -----------------    -----------------
ADDITIONS TO NET ASSETS ATTRIBUTABLE TO:
 Investment Income:
  Net Appreciation in Fair Value of Investments (Note 9)       $     33,865,109     $     22,644,484
  Interest                                                            6,449,948            5,620,588
  Dividends                                                           4,792,408            3,493,718
  Investment Management Fees                                           (440,000)            (276,510)
                                                               -----------------    -----------------
                                                                     44,667,465           31,482,280
                                                               -----------------    -----------------

 Contributions:
  Employee                                                           46,357,663           38,690,558
  Employer                                                            8,228,139            7,213,719
  Employee Rollovers                                                  7,282,488            5,071,245
  Forfeitures & Other (Note 1)                                         (550,525)            (601,616)
  Transfers From Other Plans (Note 7)                                73,856,783            3,406,340
                                                               -----------------    -----------------
                                                                    135,174,548           53,780,246
   TOTAL ADDITIONS                                             -----------------    -----------------
                                                                    179,842,013           85,262,526
                                                               -----------------    -----------------
DEDUCTIONS FROM NET ASSETS ATTRIBUTABLE TO:
 Distributions to Participants (Notes 1 & 6)                         18,940,336           16,345,030
                                                               -----------------    -----------------
   TOTAL DEDUCTIONS                                                  18,940,336           16,345,030
                                                               -----------------    -----------------
   NET INCREASE                                                     160,901,677           68,917,496

NET ASSETS AVAILABLE FOR BENEFITS:
 Beginning of Year                                                  270,718,463          201,800,967
                                                               -----------------    -----------------
 End of Year                                                   $    431,620,140     $    270,718,463
                                                               =================    =================

                      See notes to financial statements.

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1994


Note 1.   Description of the Plan
          -----------------------

The following brief description of the Computer Sciences Corporation Matched Asset Plan (the "Plan") is provided for general information purposes only. Participants should refer to the Plan documents for more complete information.

The Plan was adopted by the action of the Board of Directors of Computer Sciences Corporation (the "Company") taken on November 3, 1986, and constitutes an amendment and restatement of the Employee Stock Purchase Plan (the "Prior Plan").

The Plan is a continuation of the Prior Plan and qualified under Internal Revenue Code (the "Code"), as amended, Section 401(a) and, effective as of January 1, 1987, with respect to the portion thereof that qualifies as a qualified cash or deferred arrangement, to satisfy the requirement of Code
Section 401(k).

The Company reserves the right to terminate the Plan at anytime. Upon such termination, the participants' rights to the Company's contributions vest immediately and the account balances are fully paid to the participants.

Eligibility and Participation
- -----------------------------

Any eligible employee who has satisfied the Plan's age and service requirements, and is employed by the Company, and who receives a stated compensation in respect of employment on the payroll of the Company, is eligible to become a participant, with the exception of a person who is represented by a collective bargaining unit and whose benefits have been the subject of good faith bargaining under a contract that does not specify that such person is eligible to participate in the Plan. In addition, the Company may determine to exempt all employees of any division, unit, facility or class from coverage under the Plan. Any person who leaves the employ of the Company and, at a later time becomes re-employed, must reapply to participate in the Plan, provided he or she otherwise meets the eligibility requirements.

There were approximately 12,172 participating employees at December 31, 1994.

Employee and Company Contributions
- ----------------------------------

Subject to certain limitations described below, an eligible employee who elects to become a participant may authorize any whole percentage (at least 1% but not more than 15%) of such employee's monthly compensation (as defined in the Plan) to be deferred and contributed to the Trust Fund on his or her behalf, up to a maximum amount of $9,240 for calendar year 1994. Any compensation deferral in excess of $9,240, together with income allocable to that excess, will be returned to a participant. Any matching Company contributions attributable to any excess contribution, and income allocable thereto, will either be

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1994


returned to the Company or applied to reduce future matching Company contributions.

In order to qualify for the special tax treatment accorded to plans by Section 401(k) of the Code, contributions on behalf of participants under the Plan must meet two nondiscrimination tests designed to prevent a disproportionate compensation deferral election by employees who are highly compensated in relation to other employees. The Committee may cause the percentage authorized by the highly compensated participants to be reduced if the Plan does not meet both of the nondiscrimination tests.

A participant is not permitted to make voluntary after-tax contributions to the Plan.

The Company will contribute and forward to the Trust Fund, together with a compensation deferral contribution equal to each participant's qualifying compensation deferral, an amount equal to 50% of the first 3% of the participant's compensation deferral except for a small number of participants, who under the terms of their contract agreement, the Company will contribute an amount equal to 50% of the first 4% of the participant's compensation deferral. Matching contributions will be invested in the Company Stock Fund, which invests primarily in the common stock of Computer Sciences Corporation.

Vesting of Participants' Interests/Forfeitures
- ----------------------------------------------

A participant's interest in his or her Compensation Deferral Account, Retirement Account, After Tax Account, and Rollover Account is at all times fully vested in the participant or, when appropriate, in the participant's beneficiary or legal representative.

The vested interest of each participant in the value of his or her Matching Contributions Account depends on the number of full years of service such participant has with the Company, as shown below:

    Number of Full Years of Service                       Vested Interest in Matching Contribution
    --------------------------------                      ----------------------------------------
                1  ..................................................         0%
                2  ..................................................        25%
                3  ..................................................        50%
                4  ..................................................        75%
                5 or more  ..........................................       100%    (except for
    a small number of participants, who under the terms of their contract agreement will vest
    100% after 2 years or more)

Any nonvested portion of the Matching Contributions Account will be forfeited upon withdrawal from the Plan. Forfeitures may be applied to reduce future matching contributions by the Company. Such forfeitures during 1994 and 1993 amounted to $550,525 and $545,965, respectively.

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1994


Distributable Amounts, Withdrawals and Refunds
- ----------------------------------------------

A participant may become entitled to a distribution of his or her distributable benefit by reason of retirement, death, total and permanent disability, voluntary termination of employment, or dismissal. The rules of payment of a participant's distributable benefit depend upon age of the participant, the number of years of service completed by the participant and the type of severance. The total amounts distributed during 1994 and 1993 were $18,631,991 and $16,029,164, respectively.

While still an employee, a participant may, upon at least 30 days' written notice to the Committee, make a withdrawal of his or her compensation deferral contributions if the Committee finds, after considering the participant's request, that an adequate financial hardship and resulting need for such amount has been demonstrated by the participant. These withdrawals during 1994 and 1993 totaled $308,345 and $315,866, respectively.

In order for the Plan to meet the nondiscrimination tests, the Committee has caused the compensation deferral percentage for certain highly compensated employees to be reduced, which has also resulted in the return of excess compensation deferrals.

Federal Income Tax Consequences
- -------------------------------

The Plan is qualified under Section 401(a) of the Code and, with respect to its qualified cash or deferred arrangement, under Section 401(k) of the Code. Since the requirements of Section 401(k) of the Code are satisfied, the following tax consequences result:

(i) A participant would not be subject to federal income tax on Company contributions to the Plan or on income or realized gains in Plan Accounts attributable to the participant until a distribution from the Plan is made to him or her.

(ii) The participant would be able to exclude from his or her income, for federal income tax purposes, the amount of his or her compensation deferral contributions, subject to a maximum exclusion of $9,240 for 1994 and $8,994 for 1993 taxable years of the participant.

(iii) On distribution of a participant's vested interest in the Plan, the participant generally would be subject to federal income taxation, except that:
(1) tax on "net unrealized appreciation" on any Company stock distributed as a part of a "lump sum distribution" generally would be deferred until the participant disposes of such stock, and (2) tax may be deferred to the extent the participant is eligible for and complies with certain rules permitting the "rollover" of a qualifying distribution to another retirement plan, or individual retirement account.

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1994


Note 2.   Summary of Significant Accounting Policies
          ------------------------------------------

The accounting and reporting policies followed in preparation of the financial statements of the Plan of the Company conform with generally accepted accounting principles. The following is a summary of the significant policies.

Assets of the Plan
- ------------------

The assets of the Plan are held in a trust with five sub-accounts representing the investment options. The investment income in the respective sub-accounts is allocated to the participants. Contributions to, and payments from, the Plan are specifically identified to the applicable sub-accounts within the Trust.

Security Transactions
- ---------------------

Security transactions are accounted for on a trade date basis. Dividend income is recorded on the ex-dividend date. Interest income is accounted for on the accrual basis.

In general, participants in the Stock Fund receive distributions in certificates for shares of the common stock of the Company.

Valuation of Investment Securities
- ----------------------------------

Investments in common stocks and mutual funds are stated at fair value, based upon closing sales prices, reported on recognized securities exchanges on the last business day of the plan year or, for the listed securities having no sales reported and for unlisted securities, upon last reported bid prices on that date. Investments in certificates of deposit, money market funds, and corporate debt instruments (commercial paper) are stated at cost which approximates fair value.

Valuation of Interest in Pooled Separate Accounts
- -------------------------------------------------

The Plan's interest in pooled separate accounts represent guaranteed investment contracts. The guaranteed investment contracts are valued at contract value. Contract value represents contributions made by participants, plus interest at the contract rates, less withdrawals or transfers by participants.

Note 3.   Income Tax Status
          -----------------

The Company has received a favorable determination letter from the Internal Revenue Service substantiating that the Plan, as amended, qualifies under
Section 401(a) of the Code and, with respect to its qualified cash or deferred arrangement, under Section 401(k) of the Code.

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1994


Note 4.   Investment Funds
          ----------------

The investment funds of the Plan are as follows:

Participant contributions - Subject to rules the Committee may from time to time adopt, each participant has the right to designate one or more of the following investment funds established by the Committee for the investment of his or her compensation deferral contributions, in increments of 10%.

The Fixed Income Fund.

The fund is invested in contracts with insurance companies and other financial institutions. These institutions assure repayment of principal with interest at a fixed rate of return for the life of each contract. This is a commitment by the insurance company or the financial institution to make agreed upon payments and that agreement is not secured, insured or guaranteed by the Company or any other third party. The interest income earned by these contracts is reported as a blended rate.

The Balanced Fund.

The fund is invested with Brinson Trust Company. The Brinson Trust U.S. Balanced Fund is an actively managed portfolio which applies their asset allocation expertise to U.S. stocks, bonds and cash. Brinson Partners' U.S. balanced investment strategy is developed in the context of their global asset allocation process and is based on analysis of long-term economic and market conditions. The stock portfolio will typically consist of large, intermediate and small companies which they believe offer sound value to the investor. The bond portion of the portfolio emphasizes high quality and is primarily invested in U.S. Treasury, government agency and corporate issues. This fund's investment objective is to maximize total return, consisting of capital appreciation and current income, without assuming undue risk.

The Active Equity Fund.

The fund is invested with Brinson Trust Company. The Brinson Trust U.S. Equity Portfolio is invested in common stocks traded in the U.S. The fund's objective is to maximize total return which consists of capital appreciation and current income. The fund's investment philosophy is to utilize the firm's extensive in-house research in the stock selection process.

The Stock Index Fund.

The fund is invested with the Mellon Capital Management Stock Index Fund. The fund is designed to closely follow or track the movement of the Standard & Poor's 500 Composite Price Index (S&P 500), with enhancement to the index. This fund provides an opportunity to invest in a broadly diversified portfolio of U.S. stocks using a passive or "indexed" approach.

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1994


The Company Stock Fund:

Amounts allocated to this investment alternative will be used to purchase shares of CSC common stock which will be held for the benefit of the participant. The performance of this investment will depend upon the performance of CSC's stock. The Trustee may purchase Company stock on national securities exchanges or elsewhere.

After an initial election has been made, a participant may, with at least a 30 day prior written notice to the Committee, designate a different Fund into which future compensation deferral contributions shall be invested as of the first day of any payroll period that coincides with or immediately follows the first day of a calendar quarter. In addition, with at least a 30 day prior written notice to the Committee and subject to the above rules, a participant may elect to redesignate any amounts in his or her accounts as of the last business day of any calendar quarter to be invested in a different Fund.

Company contributions - In accordance with the provisions of the Plan, the Trustee must promptly invest matching Company contributions paid into the Trust Fund in the Company Stock Fund. An exception is in the case of a participant who has (i) attained at least age 59-1/2, or (ii) has been credited with at least five years of service and has attained at least age 55 and has made an election to designate different Funds.

Number of Participants
- ----------------------

The approximate number of participants having account balances in each of the six separate funds at December 31, 1994 was as follows:

         Investment Fund                 Number of Participants
         ---------------                 ----------------------
    The Fixed Income Fund....................   9,715
    The Balanced Fund........................   8,968
    The Active Equity Fund...................   9,436
    The Stock Index Fund.....................   4,290
    The Company Stock Fund...................  14,250
    The Loan Fund............................   3,932

The sum of the number of participants shown above is greater than the total number of participants in the Plan because many are participating in more than one fund.

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1994


Note 5.   Participant Loans
          -----------------

The Plan allows participants to borrow from their vested account balances, subject to certain limitations. The loans bear interest at the prime rate quoted in the Wall Street Journal plus 1%, which is set on a quarterly basis.

The loans (which are accounted for in the Loan Fund) are deducted from the participants' vested account balances based on their investment elections with respect to the funds described in Note 4. Loan repayments are credited to the participants' accounts according to their current investment election.

As of December 31, 1994, the Loan Fund had 1,937 participants with loan amounts between $1,000 and $50,000, bearing interest at rates between 7.00% and 9.50%. These loans have maturing dates between January 1, 1995 and April 30, 2009.

As of December 31, 1993, the Loan Fund had 1,547 participants with loan amounts between $1,000 and $50,000, bearing interest at rates between 6.15% and 11.31%. These loans have maturing dates between January 7, 1994 and January 16, 2009.

Note 6.   Benefits Payable
          ----------------

In 1993, the Plan changed its method of accounting for benefits payable to comply with the 1993 AICPA Audit and Accounting Guide, Audits of Employee
                                                       ------------------
Benefit Plans. The new guidance requires that benefits payable to persons who
- -------------
have withdrawn from participation in a defined contribution plan be disclosed in the footnotes to the financial statements rather than be recorded as a liability of the Plan. As of December 31, 1994 and 1993, net assets available for benefits included benefits of $4,060,233 and $1,142,210, respectively, due to participants who have withdrawn from participation in the Plan.

Note 7.   Merging of Plans
          ----------------

The Plan received $37,254,403 on December 30, 1994; $4,232,106 on March 31, 1995; and $2,608,494 on May 31, 1995 from the CSC Professional Services Group, Inc. Tax-Deferred Savings and Retirement Plan. This amount represents the balances of 1,516 participants as of December 30, 1994.

The Plan received $5,267,201 on October 31, 1994; $75,742 on November 8, 1994; $16,944,960 on November 17, 1994; $3,168,175 on November 21, 1994, and $10,683
on November 30, 1994, from the CSC Index Savings and Retirement Plan, a subsidiary of the Company. This amount represents the balances of 492 participants as of October 31, 1994.

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1994


The Plan received $1,842,274 on October 11, 1994; $1,715,535 on October 24, 1994; and $464 on November 3, 1994; $6,226 on November 10, 1994; $85,596 on
November 30, 1994; and $241,702 on December 31, 1994, from the Cleveland Consulting Associates, Inc. Profit Sharing and Savings Plan, a subsidiary of the Company. This amount represents the balances of 81 participants as of September 31, 1994.

The Plan received $2,135,154 on January 7, 1993; $415,562 on January 31, 1993; and $168,070 on May 27, 1993, from the Intelicom Solutions Corporation Employees' Profit Sharing Plan, a subsidiary of the Company. This amount represents the balances of 142 participants as of December 31, 1992.

The Plan received $497, on January 27, 1993, from the Phoenix Telecom Inc., Retirement Savings Plan, a subsidiary of the Company. This amount represents the balances of 36 participants as of December 31, 1992.

The Plan received $95,000, on June 30, 1993; $80,234 on July 16, 1993; $48,665,
on July 19, 1993; $29,653, on August 16, 1993; and $1,014, on August 20, 1993,
from the BankIllinois Company 401(k) Plan, a subsidiary of the Company. This amount represents the balances of 120 participants as of December 31, 1992.

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1994


Note 8.    Investments 1994
           ----------------

                                                 PRINCIPAL
                                                   AMOUNT                                     FAIR
                                                 OR SHARES               COST                 VALUE
                                             ------------------    -----------------    -----------------
FIXED INCOME FUND
 Guaranteed Investment Contracts:
  Allstate Life                              $    11,013,121       $   11,013,121       $   11,013,121
  Canada Life                                      3,389,615            3,389,615            3,389,615
  Capital Holdings                                 3,763,025            3,763,025            3,763,025
  General American Life                            5,091,078            5,091,078            5,091,078
  Hartford Life                                    8,850,267            8,850,267            8,850,267
  Lincoln National Life                              243,928              243,928              243,928
  Massachusetts Mutual Life                        4,418,092            4,418,092            4,418,092
  New York Life                                    3,351,852            3,351,852            3,351,852
  Pacific Mutual                                   3,907,505            3,907,505            3,907,505
  Principal Mutual Life                            2,053,256            2,053,256            2,053,256
  Protective Life                                 12,901,546           12,901,546           12,901,546
  Provident National Assurance                     8,840,588            8,840,588            8,840,588
  Prudential                                      14,469,164           14,469,164           14,469,164
  Transamerica Life                                5,638,814            5,638,814            5,638,814
 Actively Managed Bond Fund
  Payden & Rygel                                   7,052,398            7,102,765            6,977,658
  Payden & Rygel Short-Term Fund             sh.   1,313,944            1,313,944            1,313,944
 Bank Hapoalim Certificate of Deposit                 95,000               95,000               95,000
 BNY Short-Term Money Market Fund            sh.  50,283,617           50,283,617           50,283,617

BALANCED FUND
 Brinson Trust Company, Inc.
  U.S. Balanced Fund                         sh.     481,311           60,207,237           61,315,171
  U.S. Cash Management Fund                              155                  155                  155
 BNY Short-Term Money Market Fund                    482,442              482,442              482,442

ACTIVE EQUITY FUND
 Brinson Trust Company, Inc.
  U.S. Equity Portfolio                      sh.     421,556           67,445,234           75,400,349
  U.S. Cash Management Fund                              183                  183                  183
 BNY Short-Term Money Market Fund                    489,341              489,341              489,341

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1994


Note 8.    Investments 1994
           ----------------

                                                 PRINCIPAL
                                                   AMOUNT                                     FAIR
                                                 OR SHARES               COST                 VALUE
                                             ------------------    -----------------    -----------------
STOCK INDEX FUND
  Mellon Capital Mgmt. Stock Index Fund      sh.     108,171        $  14,432,565        $  14,617,738
  Mellon Temporary Investment Fund                        45                   45                   45
 BNY Short-Term Money Market Fund                    216,576              216,576              216,576

COMPANY STOCK FUND
  Computer Sciences Common Stock             sh.   2,245,284           46,674,522          114,509,484
 BNY Short-Term Money Market Fund                    747,385              747,385              747,385

EMPLOYEE LOAN FUND
  Participant Loans                                                     9,635,030            9,635,030
                                                                   ---------------      -----------------
                                                                    $ 347,057,892        $ 424,015,969
                                                                   ===============      =================

TOTAL LONG-TERM INVESTMENTS                                         $ 293,429,204        $ 370,387,281
TOTAL SHORT-TERM INVESTMENTS                                           53,628,688           53,628,688
                                                                   ---------------      -----------------
                                                                    $ 347,057,892        $ 424,015,969
                                                                   ===============      =================

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1994

Note 8.    Investments 1993
           ----------------

                                                 PRINCIPAL
                                                   AMOUNT                                     FAIR
                                                 OR SHARES               COST                 VALUE
                                             ----------------      ---------------      ---------------
FIXED INCOME FUND
 Guaranteed Investment Contracts:
  Allstate Life                              $    14,304,884       $   14,304,884       $   14,304,884
  Bank Hapoalim Certificate of Deposit                95,000               95,000               95,000
  Canada Life                                      2,702,954            2,702,954            2,702,954
  Capital Holdings                                   661,508              661,508              661,508
  General American Life                            4,687,054            4,687,054            4,687,054
  Hartford Life                                    8,167,690            8,167,690            8,167,690
  Pacific Mutual                                   3,657,000            3,657,000            3,657,000
  Protective Life                                 15,332,439           15,332,439           15,332,439
  Provident National Assurance                     8,194,130            8,194,130            8,194,130
  Prudential                                      12,806,013           12,806,013           12,806,013
  Transamerica Life                                5,187,025            5,187,025            5,187,025
 B of A Short-Term Money Market Fund         sh.   1,573,178            1,573,178            1,573,178

BALANCED FUND
 Brinson Trust Company, Inc.
  U.S. Balanced Fund                         sh.     396,637           46,866,490           50,609,035
  U.S. Cash Management Fund                            1,522                1,522                1,522
 B of A Short-Term Money Market Fund                 551,015              551,015              551,015

ACTIVE EQUITY FUND
 Brinson Trust Company, Inc.
  U.S. Equity Portfolio                      sh.     322,043           47,867,846           56,383,733
  U.S. Cash Management Fund                            3,700                3,700                3,700
 B of A Short-Term Money Market Fund                 553,591              553,591              553,591

STOCK INDEX FUND
  Mellon Capital Mgmt. Stock Index Fund      sh.      82,951           10,334,274           11,139,406
  Mellon Temporary Investment Fund                        13                   13                   13
 B of A Short-Term Money Market Fund                 414,674              414,674              414,674

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1994


Note 8.    Investments 1993
           ----------------

                                                 PRINCIPAL
                                                   AMOUNT                                   FAIR
                                                 OR SHARES               COST               VALUE
                                               --------------     ----------------     ---------------
COMPANY STOCK FUND
  Computer Sciences Common Stock               sh. 1,949,031      $    33,658,229      $    64,642,862
 B of A Short-Term Money Market Fund                 228,047              228,047              228,047

EMPLOYEE LOAN FUND
  Participant Loans                                7,852,356            7,852,356            7,852,356
 B of A Short-Term Money Market Fund                 107,561              107,561              107,561
                                                                  ----------------     ----------------
                                                                  $   225,808,193      $   269,856,390
                                                                  ================     ================
TOTAL LONG-TERM INVESTMENTS                                       $   222,374,892      $   266,423,089
TOTAL SHORT-TERM INVESTMENTS                                            3,433,301            3,433,301
                                                                  ----------------     ----------------
                                                                  $   225,808,193      $   269,856,390
                                                                  ================     ================

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN


                         NOTES TO FINANCIAL STATEMENTS
                  FOR THE TWO YEARS ENDED DECEMBER 31, 1994


Note 9.   Statements of Net Assets Available for Benefits by Fund
          -------------------------------------------------------

                                                                                December 31, 1994
                                                 ------------------------------------------------------------------------------
                                                        Fixed                                   Active             Stock
                                                       Income              Balanced             Equity             Index
                                                 ------------------   ------------------  ------------------  -----------------
Assets
 Long-term Investments                            $     94,909,509     $     61,315,171    $     75,400,349    $    14,617,738
 Short-term Investments                                 51,692,561              482,597             489,524            216,621
 Other Assets                                            4,870,518              468,782             603,167            171,912
 Interfund Transfers                                      (376,880)               7,330             135,777            (15,104)
                                                 ------------------   ------------------  ------------------  -----------------
   Total Assets                                        151,095,708           62,273,880          76,628,817         14,991,167
Liabilities
 Amounts Payable                                           508,078              556,890             565,766             60,789
 Forfeitures Payable
                                                 ------------------   ------------------  ------------------  -----------------
  Total Liabilities                                        508,078              556,890             565,766             60,789
                                                 ------------------   ------------------  ------------------  -----------------
Net Assets Available for Benefits                 $    150,587,630     $     61,716,990    $     76,063,051    $    14,930,378
                                                 ==================   ==================  ==================  =================


                                                 ---------------------------------------
                                                     Company                Employee
                                                      Stock                  Loans
                                                 -----------------    ------------------
Assets
 Long-term Investments                            $   114,509,484      $      9,635,030
 Short-term Investments                                   747,383
 Other Assets                                             836,959             2,608,494
 Interfund Transfers                                      248,876
                                                 -----------------    ------------------
   Total Assets                                       116,342,702            12,243,524
Liabilities
 Amounts Payable                                          662,351              (511,298)
 Forfeitures Payable                                      113,083
                                                 -----------------    ------------------
  Total Liabilities                                       775,434              (511,298)
                                                 -----------------    ------------------
Net Assets Available for Benefits                 $   115,567,268      $     12,754,822
                                                 =================    ==================



                                                                                  December 31, 1993
                                                 ------------------------------------------------------------------------------
                                                        Fixed                                   Active             Stock
                                                       Income              Balanced             Equity             Index
Assets                                           ------------------   ------------------  ------------------  -----------------
 Long-term Investments                            $     75,795,697     $     50,609,035    $     56,383,733    $    11,139,406
 Short-term Investments                                  1,573,178              552,538             557,291            414,687
 Other Assets                                              513,744              425,791             877,612            141,089
 Interfund Transfers                                       (56,107)             (30,488)            (13,725)           (24,551)
                                                ------------------   ------------------  ------------------  -----------------
  Total Assets                                          77,826,512           51,556,876          57,804,911         11,670,631

Liabilities

 Amounts Payable                                           903,706               84,190              91,903            538,020
 Forfeitures Payable
                                                 ------------------   ------------------  ------------------  -----------------
  Total Liabilities                                        903,706               84,190              91,903            538,020
                                                 ------------------   ------------------  ------------------  -----------------
Net Assets Available for Benefits                 $     76,922,806     $     51,472,686    $     57,713,008    $    11,132,611
                                                 ==================   ==================  ==================  =================

                                                 --------------------------------------
                                                      Company               Employee
                                                       Stock                 Loans
Assets                                           -------------------  -----------------
 Long-term Investments                            $     64,642,862     $     7,852,356
 Short-term Investments                                    228,047             107,560
 Other Assets                                              695,528                 327
 Interfund Transfers                                       124,871
                                                  ----------------     ---------------
  Total Assets                                          65,691,308           7,960,243

Liabilities
 Amounts Payable                                           181,758             (12,646)
 Forfeitures Payable                                         5,087
                                                 ------------------   -----------------
  Total Liabilities                                        186,845             (12,646)
                                                 ------------------   -----------------
Net Assets Available for Benefits                 $     65,504,463     $     7,972,889
                                                 ==================   ===================

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   For the two years ended December 31, 1994

Note 9.   Statements of Changes in Net Assets Available for Benefits by Fund
          ------------------------------------------------------------------

                                                                              Year Ended December 31, 1994
                                                                -------------------------------------------------------
                                                                       FIXED                                ACTIVE
                                                                      INCOME             BALANCED           EQUITY
                                                                ------------------  ----------------   ----------------

ADDITIONS TO NET ASSETS ATTRIBUTABLE TO:
 Investment Income
  Net (Depreciation) Appreciation in Fair Value of Investments   $       (165,587)  $    (2,626,475)   $      (560,772)
  Interest Income                                                       6,350,508            27,909             36,005
  Dividend Income                                                                         2,509,596          1,611,421
  Investment Management Fees                                              (10,063)         (191,547)          (219,035)
                                                                ------------------  ----------------   ----------------
                                                                        6,174,858          (280,517)           867,619
                                                                ------------------  ----------------   ----------------

CONTRIBUTIONS
  Employee                                                             13,303,308        11,712,291         13,780,843
  Employer                                                                 43,877            11,192             15,721
  Employee Rollovers                                                    3,104,419         1,297,286          1,452,418
  Forfeitures & Other
  Transfers From Other Plans                                           41,351,343         6,310,988         15,912,705
  Interfund Transfers                                                  17,149,894        (5,090,225)        (9,834,941)
                                                                ------------------  ----------------   ----------------
                                                                       74,952,841        14,241,532         21,326,746
                                                                ------------------  ----------------   ----------------
   TOTAL ADDITIONS                                                     81,127,699        13,961,015         22,194,365
                                                                ------------------  ----------------   ----------------

DEDUCTIONS TO NET ASSETS ATTRIBUTABLE TO:
 Distributions to Participants                                          7,462,876         3,716,711          3,844,322
                                                                ------------------  ----------------   ----------------
  TOTAL DEDUCTIONS                                                      7,462,876         3,716,711          3,844,322
                                                                ------------------  ----------------   ----------------
   NET INCREASE                                                        73,664,823        10,244,304         18,350,043
                                                                ------------------  ----------------   ----------------


NET ASSETS AVAILABLE FOR BENEFITS:
 Beginning of Year                                                     76,922,806        51,472,686         57,713,008
                                                                ------------------  ----------------   ----------------
 End of Year                                                    $     150,587,630   $    61,716,990    $    76,063,051
                                                                ==================  ================   ================

                                                              ----------------------------------------------------------
                                                                     STOCK             COMPANY            EMPLOYEE
                                                                     INDEX              STOCK               LOANS
                                                              ------------------  -----------------  -------------------
ADDITIONS TO NET ASSETS ATTRIBUTABLE TO:
 Investment Income
  Net (Depreciation) Appreciation in Fair Value of Investments $       (592,326)   $     37,810,267   $
  Interest Income                                                        10,418              25,108
  Dividend Income                                                       671,391
  Investment Management Fees                                            (19,356)
                                                              -----------------  -----------------  -------------------
                                                                         70,127         37,835,375
                                                              -----------------  -----------------  -------------------


CONTRIBUTIONS
  Employee                                                            4,020,886          6,574,914           (3,034,579)
  Employer                                                                7,291          8,150,058
  Employee Rollovers                                                    544,440            883,925
  Forfeitures & Other                                                                     (550,525)
  Transfers From Other Plans                                          3,203,633          3,847,923            3,230,191
  Interfund Transfers                                                (2,904,367)           677,651                1,989
                                                              ------------------  -----------------  -------------------
                                                                      4,871,883         19,583,946              197,600
                                                              ------------------  -----------------  -------------------
                                                                      4,942,010         57,419,321              197,600
                                                              ------------------  -----------------  -------------------
TOTAL ADDITIONS

DEDUCTIONS TO NET ASSETS ATTRIBUTABLE TO:
 Distributions to Participants                                        1,144,243          7,356,516           (4,584,333)
                                                              ------------------  -----------------  -------------------
  TOTAL DEDUCTIONS                                                    1,144,243          7,356,516           (4,584,333)
                                                              ------------------  -----------------  -------------------
   NET INCREASE                                                       3,797,767         50,062,805            4,781,934
                                                              ------------------  -----------------  -------------------


NET ASSETS AVAILABLE FOR BENEFITS:
 Beginning of Year                                                   11,132,611         65,504,463            7,972,889
                                                              ------------------  -----------------  -------------------
 End of Year                                                  $      14,930,378   $    115,567,268   $       12,754,823
                                                              ==================  =================  ===================

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1994

Note 9.   Statements of Changes in Net Assets Available for Benefits by Fund
          ------------------------------------------------------------------

                                                                        Year Ended December 31, 1993
                                                         -----------------------------------------------------------------------
                                                              FIXED                                                 ACTIVE
                                                              INCOME                    BALANCED                    EQUITY
                                                         -----------------          -----------------          -----------------
ADDITIONS TO NET ASSETS ATTRIBUTABLE TO:
 Investment Income
  Net Appreciation in Fair Value of Investments                                      $     2,923,404           $      5,519,003
  Interest Income                                         $     5,557,956                     17,910                     17,878
  Dividend Income                                                                          1,887,770                  1,080,644
  Investment Management Fees                                       (9,000)                  (116,109)                  (129,683)
                                                         -----------------          -----------------          -----------------
                                                                5,548,956                  4,712,975                  6,487,842
                                                         -----------------          -----------------          -----------------
 Contributions
  Employee                                                     13,411,459                  9,933,883                 10,232,224
  Employer                                                         41,331                     11,091                     10,443
  Employee Rollovers                                            1,758,365                  1,429,153                  1,100,484
  Forfeitures & Other
  Transfers From Other Plans                                    2,990,780
  Interfund Transfers                                          (3,332,816)                 1,729,417                  3,773,999
                                                         -----------------          -----------------          -----------------
                                                               14,869,119                 13,103,544                 15,117,150
                                                         -----------------          -----------------          -----------------
 TOTAL ADDITIONS                                               20,418,075                 17,816,519                 21,604,992
                                                         -----------------          -----------------          -----------------

DEDUCTIONS TO NET ASSETS ATTRIBUTABLE TO:
 Distributions to Participants                                  6,813,649                  3,486,363                  4,021,657
                                                         -----------------          -----------------          -----------------
    TOTAL DEDUCTIONS                                            6,813,649                  3,486,363                  4,021,657
                                                         -----------------          -----------------          -----------------
     NET INCREASE                                              13,604,426                 14,330,156                 17,583,335
                                                         -----------------          -----------------          -----------------
NET ASSETS AVAILABLE FOR BENEFITS:
 Beginning of Year                                             63,318,380                 37,142,530                 40,129,673
                                                         -----------------          -----------------          -----------------
 End of Year                                             $     76,922,806           $     51,472,686           $     57,713,008
                                                         =================          =================          =================

                                                         -----------------------------------------------------------------------
                                                               STOCK                     COMPANY                    EMPLOYEE
                                                               INDEX                      STOCK                      LOANS
                                                         -----------------          -----------------          -----------------
ADDITIONS TO NET ASSETS ATTRIBUTABLE TO:
 Investment Income
 Net Appreciation in Fair Value of Investments           $        452,622           $     13,749,455           $
 Interest Income                                                    7,536                     19,308
 Dividend Income                                                  525,304
                                                                  (21,718)
 Investment Management Fees                              -----------------          -----------------          -----------------
                                                                  963,744                 13,768,763
                                                         -----------------          -----------------          -----------------
Contributions
 Employee                                                       3,620,142                  3,437,624                 (1,944,774)
 Employer                                                           7,436                  7,143,418
 Employee Rollovers                                               610,905                    172,338
 Forfeitures & Other                                                                        (545,968)                   (55,648)
 Transfers From Other Plans                                                                                             415,560
 Interfund Transfers                                           (1,109,345)                (1,061,255)
                                                         -----------------          -----------------          -----------------
                                                                3,129,138                  9,146,157                 (1,584,862)
                                                         -----------------          -----------------          -----------------
 TOTAL ADDITIONS                                                4,092,882                 22,914,920                 (1,584,862)
                                                         -----------------          -----------------          -----------------

DEDUCTIONS TO NET ASSETS ATTRIBUTABLE TO:
 Distributions to Participants                                    878,372                  5,621,618                 (4,476,629)
                                                         -----------------          -----------------          -----------------
    TOTAL DEDUCTIONS                                              878,372                  5,621,618                 (4,476,629)
                                                         -----------------          -----------------          -----------------
     NET INCREASE                                               3,214,510                 17,293,302                  2,891,767
                                                         -----------------          -----------------          -----------------

NET ASSETS AVAILABLE FOR BENEFITS:
 Beginning of Year                                              7,918,101                 48,211,161                  5,081,122
                                                         -----------------          -----------------          -----------------
 End of Year                                             $     11,132,611           $     65,504,463           $      7,972,889
                                                         =================          =================          =================

                     [LETTERHEAD OF DELOITTE & TOUCHE LLP]

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-26977 of Computer Sciences Corporation on Form S-8 of our report dated
June 2, 1995, appearing in this Annual Report on Form 11-K of Computer Sciences Corporation Matched Asset Plan for the year ended December 31, 1994.


/s/ DELOITTE & TOUCHE LLP

Los Angeles, California

June 27, 1995

                                      E-1